================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                       AMERICAN EAGLE OUTFITTERS, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                         AMERICAN EAGLE OUTFITTERS, INC.





                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   TO BE HELD

                                  JUNE 3, 1998

                                       AND

                                 PROXY STATEMENT



--------------------------------------------------------------------------------
                                    IMPORTANT
                   Please mark, sign and date your proxy and
                  promptly return it in the enclosed envelope.
             No postage is necessary if mailed in the United States.
--------------------------------------------------------------------------------

                         AMERICAN EAGLE OUTFITTERS, INC.
                              150 Thorn Hill Drive
                       Warrendale, Pennsylvania 15086-7528
                                  724-776-4857


                              ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 3, 1998

                              --------------------


                                                                     May 1, 1998

To the Shareholders of
American Eagle Outfitters, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of American Eagle Outfitters, Inc., an Ohio corporation (the "Company"), will be held at the Waldorf Astoria Hotel, 801 Park Avenue, New York, New York, on June 3, 1998, at 10:00 a.m., local time, for the following purposes:

         1. To elect twelve directors, each for a term of one year and until their successors are duly elected and qualified.

         2.       To approve the Company's Management Incentive Plan; and

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Whether or not you plan to attend the meeting, please date, sign and mail the enclosed proxy in the envelope provided. If you attend the meeting, you may vote in person and your proxy will not be used.


                                         By Order of the Board of Directors


                                         William P. Tait
                                         Vice President, Secretary and Treasurer

                         AMERICAN EAGLE OUTFITTERS, INC.


                                                                     May 1, 1998

                            -------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 3, 1998

                            -------------------------


         This Proxy Statement is furnished to the shareholders of American Eagle Outfitters, Inc., an Ohio corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Shareholders to be held on June 3, 1998, at 10:00 a.m., local time, at the Waldorf Astoria Hotel, 801 Park Avenue, New York, New York and at any adjournment thereof. It is being mailed to the shareholders on or about May 4, 1998.

         All shares represented by properly executed proxies received by the Company prior to the meeting will be voted in accordance with the shareholder's directions. A proxy may be revoked, without affecting any vote previously taken, by written notice mailed to the Company (Attention: William P. Tait, Vice President, Secretary and Treasurer) or delivered in person at the meeting, by filing a duly executed, later dated proxy or by attending the meeting and voting in person.

         Shareholders of record at the close of business on April 24, 1998, are entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof. At April 24, 1998, the Company had outstanding 15,108,378 shares of Common Stock, without par value, entitled to vote at the Annual Meeting. Each Common Share entitles the holder thereof to one vote upon each matter to be voted upon by shareholders at the Annual Meeting.

         The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers' shares in street name, sign and submit proxies for such shares and vote such shares on some matters, but not others. This would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on "routine" matters, which include the election of directors, but not on non-routine matters.

         The election of each director nominee requires the favorable vote of a plurality of all votes cast by the holders of Common Stock at a meeting at which a quorum is present. Proxies that are marked "Withhold Authority" and broker non-votes will not be counted toward such nominee's achievement of a plurality and thus will have no effect. Each other matter to be submitted to the shareholders for approval at the Annual Meeting requires the affirmative vote of the holders of a majority of the Common Stock voting on the matter. For purposes of determining the number of shares of Common Stock voting on the matter, abstentions will be counted and will have the effect of a negative vote; broker non-votes will not be counted and thus will have no effect.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

OWNERSHIP OF COMMON STOCK

         The following table sets forth, as of April 1, 1998, certain information with regard to the beneficial ownership of the Company's Common Stock by: (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each of the Company's directors;
(iii) each executive officer named in the summary compensation table below; and
(iv) all directors and executive officers as a group.

         A three-for-two stock split was distributed on January 5, 1998, and another three-for-two split will be distributed on May 8, 1998. All share amounts and per share data included in this proxy statement have been restated to reflect the January 1998 stock split, but do not reflect the May 1998 stock split.



Shareholder                                                                          Shares Beneficially Owned (1)
-----------                                                                          -----------------------------
                                                                                    Number                  Percent
                                                                                    ------                  -------
Retail Ventures, Inc. (2)                                                        3,516,916                    23.3%
Natco Industries, Inc. (2)                                                       4,660,783                    31.4%
S.H.D. Investments LLC (3)                                                       1,393,500                     9.4%
Jay L. Schottenstein (4)(5)                                                      3,696,939                    24.9%
Geraldine Schottenstein (5)                                                      4,660,783                    31.4%
Saul Schottenstein (6)                                                              15,000                        *
George Kolber (7)                                                                  125,250                        *
Ari Deshe                                                                               --                        *
Jon P. Diamond                                                                         375                        *
Martin P. Doolan(7)                                                                  9,750                        *
Gilbert W. Harrison                                                                    150                        *
Michael G. Jesselson                                                                 3,000                        *
Thomas R. Ketteler(7)                                                               10,500                        *
John L. Marakas (7)                                                                  8,250                        *
David W. Thompson(7)                                                                47,250                        *
Gerald E. Wedren                                                                        --                        *
Joseph E. Kerin (7)                                                                 11,453                        *
Roger S. Markfield (7)                                                             219,435                     1.5%
Laura A. Weil (7)                                                                    9,750                        *
All directors and executive officers as a group                                  4,161,602                    41.9%


* Represents less than 1% of the outstanding Common Stock.

(1) Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned. The percent is based upon the 15,076,033 shares outstanding at April 1, 1998 and the number of shares, if any, as to which the named person has the right to acquire beneficial ownership upon the exercise of stock options exercisable within 60 days of April 1, 1998.
(2) The address for Retail Ventures, Inc. ("RVI") and Natco Industries, Inc. ("Natco") is 1800 Moler Road, Columbus, Ohio 43207-1698.
(3) The address for S.H.D. Investments LLC is 5804 E. Slauson, City of Commerce, California, 90040-3018.
(4) Includes 3,516,916 shares of Common Stock owned by RVI and 22.5 shares of Common Stock held as custodian for a family member and 135,000 shares subject to exercisable options. Jay L. Schottenstein serves as Chairman and Chief Executive Officer of RVI and Natco. Jay L. Schottenstein is the beneficial owner of 69.9% of the outstanding voting securities of RVI. Accordingly, he may be deemed to be the beneficial owner of the Common Stock of the Company held by RVI.
(5) Geraldine Schottenstein is the mother of Jay L. Schottenstein. Geraldine Schottenstein is the beneficial owner of 78.8% of the outstanding voting securities of Natco. Accordingly, she may be deemed to be the beneficial owner of the shares of Common Stock of the Company held by Natco.

(6) Includes 7,500 shares subject to exercisable options held by Saul Schottenstein. Saul Schottenstein is the uncle of Jay L. Schottenstein and is a director of RVI and Natco. For a description of Saul Schottenstein's beneficial ownership of the outstanding voting securities of RVI and Natco, see "Ownership of RVI and Natco."
(7)      Includes the following number of shares subject to exercisable options:
         Mr. Kolber, 16,500 shares; Mr. Doolan, 9,750 shares; Mr. Ketteler, 3,000 shares; Mr. Marakas, 3,750 shares; Mr. Thompson, 12,000 shares; Mr. Kerin, 3,000 shares; Mr. Markfield, 18,000 shares; and Ms. Weil, 6,000 shares.

OWNERSHIP OF RVI AND NATCO

         The following table shows the shares of RVI and Natco common stock owned beneficially by each person owning more than 5% of the shares, each director or executive officer owning any shares, and by all directors and executive officers of the Company as a group, as of April 1, 1998.


                                                      Shares of                       Shares of
                                                         RVI                            Natco
                                                       Common        Percent of         Stock         Percent of
Shareholder                                             Stock          Class           Common            Class
-----------                                             -----          -----           ------            -----
Jay L. Schottenstein (1)                                349.5          69.9%           7,372.3           40.4%
Saul Schottenstein (2)                                   51.0          10.2%             361.4            2.0%
Geraldine Schottenstein (3)                             153.0          30.6%          14,383.2           78.8%
Ann Schottenstein Deshe (4)                              97.0          19.4%           7,010.9           38.4%
Susan Schottenstein Diamond (5)                          48.5           9.7%           3,505.5           19.2%
All directors and executive officers as a group         354.5          70.9%           7,733.7           42.4%


(1) Represents sole and/or shared voting and investment power over shares held in trust for family members as to which Jay L. Schottenstein is either Trustee or a Trust Advisor.
(2) Represents sole and or shared voting and investment power over 46 RVI shares held in trust for family members as to which Saul Schottenstein is Trustee and 5 RVI shares owned directly.
(3) Represents sole and/or shared voting and investment power over shares held in trust for family members as to which Geraldine Schottenstein is Trustee.
(4) Ann Schottenstein Deshe is the spouse of Ari Deshe and the sister of Jay L. Schottenstein. Represents sole and/or shared voting and investment power over shares held in trust for family members as to which Ann Schottenstein Deshe is either Trustee or a Trust Advisor.
(5) Susan Schottenstein Diamond is the spouse of Jon P. Diamond and the sister of Jay L. Schottenstein. Represents sole and/or shared voting and investment power over shares held in trust for family members as to which Susan Schottenstein Diamond is either Trustee or a Trust Advisor.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

         The members of the Board of Directors of the Company are elected at the Annual Meeting. The number of Directors has been fixed at twelve by action of the Board pursuant to the Code of Regulations (By-laws) of the Company. Board members serve until the annual meeting following their election or until their successors are duly elected and qualified.

NOMINEES FOR ELECTION AS DIRECTORS

         The enclosed proxy, if returned duly executed and not revoked, will be voted as specified thereon, or if no instructions are given, will be voted FOR the nominees listed below. In the event that any nominee should become unavailable, the Board of Directors may decrease the number of directors pursuant to the Code of Regulations, or may designate a substitute nominee, in which event the proxy will be voted for such substitute nominee. The Board has no reason to believe that any nominee will be unavailable or, if re-elected, unable to serve. The following table sets forth certain information with respect to each nominee. A description of each nominee's principal occupation for the past five years follows the table.

            NAME                  AGE         POSITION WITH THE COMPANY
            ----                  ---         -------------------------
Jay L. Schottenstein               43         Chairman of the Board and Chief Executive Officer
Saul Schottenstein                 76         Vice Chairman
George Kolber                      47         Vice Chairman and Chief Operating Officer
Ari Deshe                          47         Director
Jon P. Diamond                     40         Director
Martin P. Doolan                   58         Director
Gilbert W. Harrison                57         Director
Michael G. Jesselson               46         Director
Thomas R. Ketteler                 55         Director
John L. Marakas                    71         Director
David W. Thompson                  45         Director
Gerald E. Wedren                   61         Director


         Jay L. Schottenstein has served as Chairman and Chief Executive Officer of the Company and its predecessors since March 1992 and prior to that time he served as a Vice President and Director of the Company's predecessors since 1980. He has also served since March 1992 as Chairman and Chief Executive Officer of Schottenstein Stores Corporation ("SSC"), a privately-held company with interests in retailing, real estate and manufacturing. He has also served as Chairman since March 1992 and as Chief Executive Officer, from April 1991 through July 1997, of Value City Department Stores, Inc. ("VCD"), a company that operates a chain of off-price department stores and is 62% owned by SSC, with the remaining shares publicly-held and traded on the New York Stock Exchange. Mr. Schottenstein served as Vice Chairman of SSC since 1986 and as a director of SSC since 1982. He has also served as an officer and director of various other corporations owned or controlled by members of his family (the "Schottenstein Family") since 1976. Jay L. Schottenstein is the nephew of Saul Schottenstein and the brother-in-law of Ari Deshe and Jon P. Diamond.

         Saul Schottenstein has been a director of the Company and its predecessors since 1980. He has served as President of SSC since 1984, and as a director of SSC since 1982. He served as Executive Vice President of SSC from 1982 to 1984. Prior to that time he served in various executive capacities with SSC since 1946. He is also an officer and director of various other corporations owned or controlled by the Schottenstein Family, including VCD.

         George Kolber has served as Vice Chairman of the Company's Board of Directors and Chief Operating Officer since December 1995. Prior to joining the Company, he served as Vice President of SSC since 1979 and as Vice President, Administration of VCD from 1990 until 1993. Prior to that time, Mr. Kolber served as Vice President and Chief Financial Officer of Strauss Stores and R&S Strauss, Associates. He has also served as Chairman of the Board of Directors of Penn Jersey Auto Stores and on the Board of Directors of Wieboldts Department Stores.

         Ari Deshe has been a director of the Company since November 1997. Since 1996, Mr. Deshe has served as Chairman and Chief Executive Officer of Safe Auto Insurance Company, a property and casualty insurance company and he served as President and Chief Executive Officer from 1993 to 1996. Prior to that, Mr. Deshe served as President of Safe Auto Insurance Agency from 1992 to 1993 and President of Employee Benefit Systems, Inc. from 1982 to 1992. He also serves on the Board of Directors of VCD.

         Jon P. Diamond has been a director of the Company since November 1997. Since 1996, Mr. Diamond has served as President and Chief Operating Officer of Safe Auto Insurance Company, a property and casualty insurance company and he served as Executive Vice President and Chief Operating Officer from 1993 to 1996. Mr. Diamond served as Vice President of SSC from March 1987 to March 1993 and served in various management positions of SSC since 1983. He also serves on the Board of Directors of VCD.

         Martin P. Doolan has been a director of the Company since August 1995. Mr. Doolan has serve as President and Chief Executive Officer and as a director of VCD since July 1997. Prior to joining VCD, Mr. Doolan served as Chairman, President and Chief Executive Officer of U.S. Netting, Inc., a manufacturer of plastic extruded filtration netting headquartered in Austin, Texas. He served as Chairman of Bestop, Inc., an automotive convertible top manufacturer from 1988 to June 1995. He has also served as Chief Executive Officer of a number of other companies including Walt's Radiator and Muffler, Inc., an automotive retail service and distribution chain where he continues to serve as Chairman; Sun Engine, a remanufacturer of domestic automobile engines; Pilliod Cabinet Corp., a furniture manufacturer; and Sunwest International, a brass door and hardware manufacturer.

         Gilbert W. Harrison has served as a director of the Company since July 1997. Mr. Harrison is Chairman of Financo, Inc., an investment banking firm founded in 1971. Financo, which is headquartered in New York, provides financial advisory services to retail, apparel and other merchandise related companies. Mr. Harrison serves on the Board of the Fashion Institute of Technology and serves on the Undergraduate Board of The Wharton School of the University of Pennsylvania.

         Michael G. Jesselson has served as a director of the Company since November 1997. Mr. Jesselson is President of Jesselson Capital Corporation, a private investment corporation headquartered in New York City. He also serves on the Board of Directors of a number of nonprofit institutions.

         Thomas R. Ketteler has been a director of the Company since January 1994. Mr. Ketteler has served SSC as Chief Operating Officer since April 1995, as a director since 1985 and Vice President of Finance since 1981. Prior to that time, he was a partner in the firm of Alexander Grant and Company, Certified Public Accountants. Mr. Ketteler is a director of Crowley Milner & Company, a publicly-held department store company, and is an officer and director of various other corporations owned or controlled by the Schottenstein Family.

         John L. Marakas has been retired since April 1991. Prior to his retirement, Mr. Marakas served as President and a director of Nationwide Corporation, an insurance and financial services holding company from March 1972 to April 1990 and as President and a director of Nationwide Life Insurance Company from September 1981 to April 1991. Mr. Marakas has been a director of the Company since April 1994.

         David W. Thompson has been a director of the Company since January 1994. David W. Thompson has served as President since June 1993 of Value City Furniture, a division of SSC. From June 1981 to June 1993, Mr. Thompson served as Vice President of Value City Furniture.

         Gerald E. Wedren has been a director of the Company since November 1997. Mr. Wedren has served as President of Craig Capital Co., a Washington D.C. based merger and acquisition firm since 1973. Mr. Wedren has been Managing Partner of Tavern Real Estate Limited Partnership and Wedren Associates, which owns and leases properties in the Washington and Baltimore area, since 1988. Mr. Wedren was President of G.E.W. Inc., an owner of fast food restaurants, from 1981 to 1988. Mr. Wedren is also a director of Marwed Corporation, Tavern Realty Co. and retired in April 1998 as a director of Lexford Residential Property Trust, fka Cardinal Realty Services, Inc.

INFORMATION CONCERNING BOARD OF DIRECTORS

         During the year ended January 31, 1998 ("Fiscal 1997"), the Board of Directors met six times and acted by unanimous written consent twice. Saul Schottenstein did not attend three of the six meetings. Additionally, Special Committees of the Board of Directors met three times during Fiscal 1997. The Board has standing Audit and Compensation and Stock Option Committees.

         The members of the Audit Committee are Michael G. Jesselson, John L. Marakas, and Gerald E. Wedren. The function of the Audit Committee is to recommend to the Board a firm of accountants to serve as the Company's auditors and to review with the independent auditors and the appropriate corporate officers matters relating to corporate financial reporting and accounting procedures and policies, adequacy of financial, accounting and operating controls and the scope of the audit. The Audit Committee met once in Fiscal 1997.

         The members of the Compensation and Stock Option Committee are Michael
G. Jesselson, John L. Marakas, and Gerald E. Wedren. The function of the Committee is to consult with and advise the Chairman with respect to the Company's compensation policies, including compensation of senior management. The Committee also determines the number and terms of any stock options to be granted under the Company's Stock Option Plan. The Compensation and Stock Option Committee met twice in Fiscal 1997.

         Directors who are not employees are paid $2,000 for each Board and Committee meeting attended, with a minimum annual compensation of $8,000. Directors who are also employees of the Company do not receive additional compensation for serving as directors.

         The Company's 1994 Stock Option Plan, as amended, provides the automatic grant of options to purchase 1,500 shares of Common Stock to each non-employee director on the first trading day of each fiscal quarter. The exercise price for each option is the fair market value of the Common Stock on the date of grant. The exercise price must be paid either in cash, with previously acquired Common Stock of the Company, the option holder's promissory note or any combination of the foregoing, provided, however, use of consideration other than cash requires consent of the Board. All of the options become exercisable one year after the date of grant and remain exercisable for a period of ten years from the date of grant, subject to earlier termination after termination of the option holder's service as a director of the Company. The options are transferable by the optionholders either (i) if transferred without consideration to immediate family members, or the entities they control, or (ii) if such transfer is approved by the Stock Option Committee.

EXECUTIVE OFFICERS

         The following persons are executive officers of the Company. Except as otherwise indicated, each was elected to the position indicated with the Company upon its organization in January, 1994. For information regarding officers who are also directors, see "Election of Directors." The officers of the Company are elected annually by the Board and serve at the pleasure of the Board.

         Roger S. Markfield, age 56, has served as President and Chief Merchandising Officer of the Company since February 1995 and prior thereto as Executive Vice President Merchandising for the Company and its predecessors since May 1993. Prior to joining the Company, he served as Executive Vice President--General Merchandising Manager for the Limited Division of The Limited, Incorporated, a large national speciality retailer from May 1992 to April 1993. From 1969 to 1976 and from 1979 to 1992, he was employed by R.H. Macy & Co. ("Macy's"), a national retailer operating department and speciality stores, as a Buyer in Boys' Wear rising to the office of President of Corporate Buying--Mens. From 1976 to 1979, Mr. Markfield served as Senior Vice President of Merchandising and Marketing for the Gap Stores, Inc.

         Laura A. Weil, age 41, has served as Chief Financial Officer of the Company since December 1995. Prior to joining the Company, she was a consultant to companies including Schottenstein Stores Corporation, from March 1995 to December 1995. From 1992 to 1995, she was Senior Vice President and the head of the retailing investment banking practice at Oppenheimer & Co., Inc. Prior to joining Oppenheimer, Ms. Weil held various executive positions at R.H. Macy & Co., Inc. from 1989 to 1992, including Vice President-Finance and Chief Financial Officer-Credit Operations. From 1988 to 1989 she was an executive with L'Herbier de Provence, a Paris-based cosmetics and toiletries retailer. From 1979-1981 and 1983-1988, Ms. Weil held various investment banking positions with Lehman Brothers and its predecessor Lehman Brothers Kuhn Loeb. Inc., including Vice President of the firm's Merchandising group.

         Joseph E. Kerin, age 52, has served as Executive Vice President Stores and Operations of the Company and its predecessors since January 1991. From May 1989 to November 1989, he served as a Regional Store Manager for Value City Department Stores, Inc. Prior to that time, he held various positions with the Company's predecessors, including Senior Vice President--Store Operations from October 1987 to October 1988, Vice President--General Manager Store Operations from February 1979 to October 1987, General Manager Store Operations from November 1975 to February 1979 and Regional/District Manager of the Silverman's Division from October 1972 to November 1975.

         Dale E. Clifton, age 44, has served the Company and its predecessors as Controller since June 1986, as Chief Accounting Officer since October 1988, and as Vice President since October 1994. He served the Company and its predecessors as Assistant Controller from 1984 to June 1986. Prior to joining the Company, he worked as a Certified Public Accountant from 1975 to 1984 at Alpern, Rosenthal & Company.

         William P. Tait, age 53 , has served as Vice-President-Secretary and Treasurer since June 1996. From May 1995 to May 1996 he served as Senior Vice President of Finance. Prior to joining the Company, Mr. Tait was Vice-President-Chief Financial Officer of Spartus Corporation from 1994-1995. From 1973 to 1993 Mr. Tait held various executive positions with The United States Shoe Corporation including Vice President - Chief Financial Officer of its Women's Specialty Retailing Group from 1981-1992. From 1970-1973 Mr. Tait worked for Coopers & Lybrand, LLP.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who are beneficial owners of more than ten percent of the Company's Common Stock ("reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Reporting persons are required by the Securities and Exchange Commission's regulations to furnish the Company with copies of all Section 16(a) forms filed by them. Based on its review of the copies of Section 16(a) forms received by it, the Company believes that, during Fiscal 1997, all filing requirements applicable to reporting persons were complied with.

EXECUTIVE OFFICER COMPENSATION

         The following table sets forth certain information regarding compensation paid during Fiscal 1997 and each of the last three fiscal periods to the Company's Chief Executive Officer and to each of the Company's four most highly compensated executive officers whose compensation exceeded $100,000 during Fiscal 1997.

                           SUMMARY COMPENSATION TABLE

                                                         Annual Compensation(1)            Long Term Compensation
                                           -------------------------------------------- ---------------------------

Name and                       Fiscal                              Other Annual         Restricted         Options/
Principal Position             Year(1)     Salary        Bonus     Compensation(2)      Stock Awards       SARs(#)
------------------             -------     ------        -----     ---------------      ------------       -------

Jay L. Schottenstein(3)         1997      $250,050       None          None                None            112,500
Chairman and Chief              1996      $250,050       None          None                None            112,500
Executive Officer               1996T     $125,025       None          None                None              None
                                1995      $250,050       None          None                None              None

George Kolber                   1997      $407,692     $200,000       $40,125              None             75,000
Vice Chairman and               1996      $400,000     $ 75,000       $58,154              None            150,000
Chief Operating Officer         1996T     $ 43,942     $ 37,500        None                None             75,000

Roger S. Markfield(4)           1997      $412,464     $120,000        None                None              None
President and Chief             1996      $412,464     $ 67,770        None                None              None
Merchandising Officer           1996T     $206,232       None         $43,865              None              None
                                1995      $413,587     $100,000       $   899              None              None

Laura A. Weil                   1997      $250,016       None         $38,687              None              None
Executive Vice President        1996      $250,016      $50,000       $95,124              None             22,500
and Chief Financial Officer     1996T     $ 29,344       None         $ 4,627              None             15,000

Joseph E. Kerin                 1997      $187,600       None         $ 2,509              None              7,500
Executive Vice President        1996      $166,270       None         $ 2,050              None             22,500
and Director of Store           1996T     $ 81,250       None         $ 2,309              None              None
Operations                      1995      $162,404       None         $   108              None              None


(1) 1997 and 1996 refer to the twelve month periods ended January 31, 1998 and February 1, 1997, respectively. 1996T refers to the 27 week transition period ended February 3, 1996 and 1995 refers to the fiscal year ended July 29, 1995.

(2) Includes amounts for 1997 of $28,925 for housing allowances and $11,200 for commuting expenses for Mr. Kolber and $38,687 in commuting expenses for Ms. Weil. Includes amounts allocated for the reimbursement of moving expenses to Mr. Markfield of $41,984 for Transition 1996 as well as commuting expense reimbursements to Mr. Kolber of $58,154 and Ms. Weil of $95,124 for 1996.

(3) Jay L. Schottenstein is also Chairman of SSC and VCD. He does not devote his full business time to the Company.

(4) Mr. Markfield's employment is on an at-will basis, although, pursuant to a written agreement, in certain circumstances he is entitled to receive severance pay of $270,000.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information regarding individual grants of stock options in Fiscal 1997 to each of the executive officers included in the Summary Compensation Table.

                                                                                                        GRANT
                                                   INDIVIDUAL GRANTS                                  DATE VALUE
                                ------------------------------------------------------------        -------------

                                                % of Total
                                                 Options/
                                                   SARs
                                Options/        Granted to
                                  SARs           Employees      Exercise or                          Grant Date
                                 Granted         in Fiscal      Base Price       Expiration            Present
           Name                    (#)             Year           ($/Sh)            Date             Value $ (1)
                                   ---             ----           ------            ----             -----------

Jay L. Schottenstein             112,500           32.6%           $7.08         April 2, 2007         $469,485

George Kolber                     75,000           21.7%           $7.08         April 2, 2007         $312,990

Joseph E. Kerin                    7,500            2.2%           $8.33           May 7, 2007          $34,678



(1) The grant date present value was determined using the Black-Scholes option pricing model with the following assumptions: risk-free interest rates of 6%; no dividend yield; volatility factor of the expected market price of the Company's common stock of .644; weighted-average expected life of the option of 6 years; and an expected forfeiture rate of approximately 13%.

AGGREGATED OPTION AND FISCAL YEAR-END OPTION VALUE

         The following table provides certain information on the exercise of options during Fiscal 1997 and the number and value of stock options held by the executive officers named in the Summary Compensation Table at January 31, 1998.

                                                                   Number of                  Value of Unexercised
                                                             Unexercised Options at         In-The-Money Options at
                               Shares          Value          January 31, 1998 (#)          January 31, 1998 ($) (1)
                            Acquired on       Realized
Name                       Exercise (#)          $       Exercisable    Unexercisable    Exercisable     Unexercisable
----                       ------------         ---      -----------    -------------    -----------     -------------

Jay L. Schottenstein              ---              ---        90,000          247,500     $1,755,000       $4,536,000

George Kolber                  39,000         $573,125        40,500          228,000       $803,250       $3,632,500

Roger S. Markfield                ---              ---        13,500            9,000       $263,250         $175,500

Laura A. Weil                   4,500         $ 77,813         6,000           27,000       $119,000         $529,500

Joseph E. Kerin                 7,500         $112,183           ---           22,500            ---         $326,000


(1) Represents the total gain which would be realized if all in-the-money options held at year end were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the per share fair market value at year-end of $24.00. An option is in-the-money if the fair market value of the underlying shares exceeds price of the option.

         The following "Compensation Report of the Board of Directors" and "Performance Graph" shall not be deemed incorporated by reference by general statement incorporating by reference this Proxy Statement into any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                  COMPENSATION REPORT OF THE BOARD OF DIRECTORS

         General. The key components of the Company's executive officer compensation include both short term and long term components. Short term compensation consists of an executive officer's annual base salary and annual cash bonus. Long term, equity-based compensation can include grants of restricted stock and stock options awards. For Fiscal 1997, the Board of Directors continued its historical delegation to the Chairman of the Board of the authority to establish the annual salary and bonus compensation of the officers of the Company, other than the Chairman's compensation, as permitted under Ohio law. The Board of Directors has the authority to make grants of restricted stock by the Company to executive officers. The Compensation and Stock Option Committee (the "Compensation Committee") of the Board of Directors has the authority to grant options under the Company's 1994 Stock Option Plan, as amended (the "Stock Option Plan"), and to advise the Chairman with respect to the Company's overall compensation policy, including compensation of senior management.

         Chief Executive Officer's Compensation. Beginning in 1994, the year that the Company went public, Jay L. Schottenstein, the Company's Chairman and Chief Executive Officer, began receiving a salary in the amount of $250,000 per year. The Board of Directors did not change the Chairman's annual salary during Fiscal 1997. The Compensation Committee did grant the Chairman options to purchase 112,500 shares pursuant to the Stock Option Plan during Fiscal 1997. The Compensation Committee's determination to grant such options was based on a number factors, including the fact that the Chairman has never received an annual salary increase or an annual bonus, as well as the Compensation Committee's subjective perception of the Chairman's performance and his historical and anticipated future contributions to the success of the Company. The determination was not based on specific objective criteria and no specific weight was given to any of the factors considered.

         Executive Officer Compensation. The Fiscal 1997 base salaries for the executive officers, other than the Chairman, named in the Summary Compensation Table above were determined by the Chairman based primarily on the recommendations made by the Compensation Committee as a part of the Company's 1997 Management Incentive Plan (the "1997 Plan"). The 1997 Plan was developed by the Compensation Committee with the assistance of an outside compensation consultant. The 1997 Plan fixed annual base salaries based on historical levels and industry averages and provided for annual bonus payments equal to varying percentages of base salary, with the bonus payments contingent on meeting company, individual and peer review performance measures. Bonuses earned under the 1997 Plan are paid in Fiscal 1998 and are not included in the Summary Compensation Table above, except for one officer who received an advance against his 1997 Plan bonus that was paid in Fiscal 1997 and is included in the table. Bonuses paid in Fiscal 1997 were either determined based upon a prior written employment agreement or by the Chairman. Except as indicated for the 1997 Plan, the Chairman's determination of base salaries and bonus payments in Fiscal 1997 was based primarily on subjective factors. The determination was not based on specific objective criteria. No specific weight was given to any of the factors considered.

         Stock Awards. The Stock Option Plan was adopted at the time the Company went public in 1994 for the purpose of providing long term incentives to key employees and motivating key employees to improve the performance of the Company's stock. The Compensation Committee, which administers the Stock Option Plan, granted additional options to executive officers as set forth above under "Options/SAR Grants in Last Fiscal Year." The determination to grant such options was based on a number factors, including recommendations of the Chairman and the Compensation Committee's subjective perception of the individual's performance and historical and anticipated future contributions to the success of the Company. The determination was not based on specific objective criteria and no specific weight was given to any of the factors considered.

         The following members of the Board of Directors respectfully submit this report:


         Jay L. Schottenstein       Saul Schottenstein        John L. Marakas*          Martin P. Doolan
         George Kolber              Thomas R. Ketteler        David W. Thompson         Ari Deshe
         Jon P. Diamond             Gilbert W. Harrison       Michael G. Jesselson*     Gerald E. Wedren*


*Members of the Compensation and Stock Option Committee.

                                PERFORMANCE GRAPH

         The following graph shows the percentage change in the cumulative total return performance to holders of the Company's Common Stock with that of The NASDAQ Stock Market - U.S. Index and the Standard & Poor's Specialty Apparel Index, both of which are published indexes. This comparison includes the period beginning April 13,1994 (the effective date the Company's Common Stock was registered under the Securities and Exchange Act of 1934) through January 30, 1998. The Company's shares of Common Stock are traded on The NASDAQ National Market under the symbol "AEOS." The comparison of the cumulative total returns for each investment assumes that $100 was invested in the Company's Common Stock on April 14, 1994 and in the respective index on March 31, 1994.


                COMPARISON OF 45 MONTH CUMULATIVE TOTAL RETURN*
  AMONG AMERICAN EAGLE OUTFITTERS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                 AND THE S & P RETAIL (SPECIALTY APPAREL) INDEX

                                            7/94      7/95      1/96      1/97      1/98
                                            ----      ----      ----      ----      ----
AMERICAN EAGLE OUTFITTERS, INC.              $96      $ 92      $ 36      $ 51      $200

NASDAQ STOCK MARKET (U.S.)                    97       137       145       190       225

S & P RETAIL (SPECIALTY APPAREL)              89        84        88       111       201


* $100 Invested on 4/14/94 in stock or on 3/31/94 in Index - including reinvestment of dividends.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Jay L. Schottenstein and George Kolber, each of whom is an executive of the Company, are also members of the Company's Board of Directors. As stated, the Company's Chairman and Chief Executive Officer, Jay L. Schottenstein, with the input of the Compensation Committee, determined the annual salary and bonus compensation of the officers of the Company, other than the Chairman's. For information regarding the relationship between the Company and SSC, see "Certain Relationships and Related Transactions" below.

         The Compensation Committee administers and grants options under the Company's 1994 Stock Option Plan. The Compensation Committee consists of John L. Marakas, Gerald E. Wedren, and Michael G. Jesselson. None of the members of the Compensation Committee are present or former officers of the Company or have affiliates that are parties to agreements with the Company.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Schottenstein Family owns 100% of RVI and Natco. On April 1, 1998, the Schottenstein Family, through its ownership of RVI and Natco, as well as personal holdings, beneficially owns 55.9% of the outstanding shares of Common Stock of the Company. As long as the Schottenstein Family owns more than 50% of the Company's voting shares, it will continue to have the power acting alone to approve any action requiring a vote of the majority of the voting shares of the Company and to elect all of the Company's directors.

         In May 1997, the Company purchased Prophecy, Ltd. ("Prophecy"), a production and sourcing company owned in part by members of the Schottenstein Family. The terms of the acquisition included a cash payment of $0.9 million at closing, and the assumption of net liabilities of approximately $2.7 million. The goals of the acquisition are to leverage the talent and expense of the Company's New York design office and to use Prophecy's production and sourcing expertise and manufacturing relationships to shorten product delivery cycles and enable American Eagle to improve product quality and value.

         The Company and its subsidiaries have certain relationships and transactions with other entities controlled by the Schottenstein Family. The Company's Code of Regulations provides that any such related party transaction will be subject to approval by a majority of the disinterested directors of the Company and will be on terms which, in the judgment of such directors, will be no less favorable to the Company than could be obtained from unaffiliated parties.

OFFICE/DISTRIBUTION CENTER LEASE

         The Company leases its distribution center and headquarters offices from an affiliate, Linmar Realty Company, a partnership owned indirectly by the Schottenstein Family. A new lease was entered into, effective January 1, 1996, in connection with the completion of an addition to the facility during 1995. This lease expires on December 31, 2010. The new lease requires minimum monthly rent payments of $4.09 per square foot for the first five years to $5.96 per square foot for the last five years of the lease. Additionally, the Company is required to pay all real estate taxes, insurance, maintenance and certain other expenses. For Fiscal 1997, the Company recorded $1,549,000 of rent expense under the lease.

IMPORT SERVICES AGREEMENT

         Under the terms of an Import Services Agreement with Value City Imports, the import division of SSC ("VCI"), VCI processes the paperwork for import transactions for the Company and its subsidiaries for which it receives a fee of one percent of the value of the imports plus reimbursement of direct expenses. For Fiscal 1997, the Company and its subsidiaries paid VCI approximately $1,494,000 for such services. The import service for merchandise processed through VCI accounted for approximately 75% of the Company's total purchases for Fiscal 1997.

MERCHANDISE SERVICES AGREEMENT

          From time to time, the Company sells its overstock merchandise to VCD with limited restrictions regarding presentation of the merchandise. For Fiscal 1997, VCD paid the Company approximately $2,850,000 for such merchandise.

OFFICER LOANS

         The Company had provided one-year loans, which were renewed annually, to certain executive officers to pay the income tax liability on the restricted stock that vested in April 1995. These loans were paid in full as of January 31, 1998.

OTHER RELATIONSHIPS

         The Company purchases merchandise from Azteca Production International ("Azteca"), a company that is owned by Paul Guez and members of this family (the "Guez Family"). Mr. Guez has provided services to the Company and owns 18,750 shares of the Company's stock subject to a restricted stock agreement with the Company. On February 8, 1995, a company controlled by the Guez Family, S.H.D. Investments, LLC, purchased 1,500,000 shares of the Company's common stock from Sam Forman, a former officer and director of the Company. SSC guaranteed a bank loan obtained by S.H.D. Investments, LLC in connection with the acquisition. During Fiscal 1997, the Company purchased approximately $32,250,000 of merchandise from Azteca.

         In June 1997, the Company provided a short term loan in the amount of $3,000,000 to Azteca Production International. The terms of the note include annual interest at 7% plus margin defined as the difference between 8.5% and National City Bank's prime lending rate. Management expects the loan to be paid in full by April 1998. The note receivable outstanding balance as of January 31, 1998 was approximately $1,300,000. Interest income recorded on this loan in Fiscal 1997 approximated $112,000.


          PROPOSAL TWO: APPROVAL OF THE AMERICAN EAGLE OUTFITTERS, INC.
                           MANAGEMENT INCENTIVE PLAN

         The American Eagle Outfitters, Inc. Management Incentive Plan (the "Incentive Plan") was adopted, subject to shareholder approval, by the Board of Directors on April 13, 1998. The Incentive Plan replaces the Company's 1997 Management Incentive Plan. The Incentive Plan is designed to (i) assist the Company in attracting, retaining and motivating employees, (ii) align Participants' interests with those of the Company's shareholders and (iii) qualify compensation paid to Participants who are "Covered Officers" as defined in the Incentive Plan as "other performance-based compensation" within the meaning of section 162(m) of the Code, or any similar successor provision. The following is a summary of the proposed features of the Incentive Plan, which is qualified in its entirety by reference to the Incentive Plan, a copy of which is attached as Appendix A to this Proxy Statement.

         Each key associate of the Company who is approved for participation in the Incentive Plan by the Compensation Committee (or under the authority conveyed by the Compensation Committee) shall be a Participant as of the date designated. Approximately 16 individuals would have participated in the Incentive Plan in Fiscal 1997 had the Incentive Plan been in effect. Written notice of approval for participation shall be given to each key associate so approved as soon as practicable following the date of approval. The Compensation Committee may withdraw its approval for participation for a Participant at any time. In the event of such withdrawal, the key associate concerned shall cease to be an active Participant as of the date selected by the Compensation Committee and the key associate shall be notified of such withdrawal as soon as practicable following such action. In general, it is expected that key associates who are to be Participants for a Performance Period shall be notified of that fact before the beginning of the Performance Period. However, the Incentive Plan reserves the right to include associates without prior notification.

         Each Award to a Covered Officer must contain one or more performance goals, the material terms of which must be disclosed to, and subsequently approved in a separate vote by, the shareholders before the payout is executed, unless they conform to one or any combination of the goals enumerated in the Incentive Plan. For each Award to a Covered Officer, the Compensation Committee must establish written performance goals prior to the completion of 25% of the period of time for which the goal applies, or such earlier date as required under Section 162(m) of the Code. For the fiscal year beginning February 1, 1998, the Awards payable to Messrs. Kolber and Markfield are determined under a payout table based on earnings per share criteria established by the Compensation Committee. The payout table is based upon objective and specific criteria reflected in the Company's financial statements as reported in the Company's Annual Report. In the event the Company's earnings per share exceeds the minimum threshold established in the payout table, the achieved earnings per share is applied to the payout table resulting in a bonus percentage which, in turn, is multiplied by a Participant's base salary to compute the bonus amount. Application of this formula would have resulted in the bonuses described in the table below for the last completed fiscal year had the Incentive Plan been in effect and assuming that the base targeted EPS is achieved.

                        AMERICAN EAGLE OUTFITTERS, INC. MANAGEMENT INCENTIVE PLAN BENEFITS

         NAME AND POSITION                                                                             DOLLAR VALUE

         Jay L. Schottenstein........................................................................      $      0
                  Chairman of the Board and Chief Executive Officer
         George Kolber...............................................................................       350,000
                  Vice Chairman of the Board and Chief Operating Officer
         Roger S. Markfield..........................................................................       225,000
                  President and Chief Merchandising Officer
         Laura A. Weil...............................................................................        92,750
                  Executive Vice President and Chief Financial Officer
         Joseph E. Kerin.............................................................................       100,000
                  Executive Vice President and Director of Store Operations
         All executive officers as a group...........................................................       824,750
         All non-executive directors as a group......................................................             0
         All non-executive officer employees as a group..............................................       530,450


         After the end of each Performance Period or such earlier date if the respective performance goals are achieved, the Compensation Committee shall certify to that effect in writing, prior to the unconditional payment of any Award. The Compensation Committee (or its designee) shall then determine the actual Award for each Participant relative to the level of achievement of the respective performance goals. The Compensation Committee, in its discretion, may cancel or decrease an Award, but may not under any circumstances increase such Award with respect to any participant who is a "Covered Officer." Any other provision of the Incentive Plan notwithstanding, the maximum aggregate Award a Participant may earn for a particular Fiscal Year is $3,000,000.

         The Compensation Committee may authorize a Conditional Payment of a Participant's Award based upon the Compensation Committee's good faith determination. Conditional Payments to "Covered Officers" shall only be made in circumstances where the Covered Officer's compensation deduction will not be jeopardized under Section 162(m) of the Code. In the event that a performance goal is not achieved, the Participant is required under the Incentive Plan to return an amount of the Conditional Payment to the Company equal to the Conditional Payment less the Award payment that has vested, if any.

         The Incentive Plan allows Participants to defer payment of Awards, provided that the election to defer is made prior to the beginning of the period to which the Award applies, and provided that any other requirements established by the Compensation Committee are satisfied. Elections to defer payment are treated as irrevocable under the Incentive Plan.

         The Compensation Committee may modify or amend, in whole or in part, any or all of the provisions of the Incentive Plan, except as to those terms or provisions that are required by Section 162(m) of the Code to be approved by the Company's shareholders.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE AMERICAN EAGLE OUTFITTERS, INC. MANAGEMENT INCENTIVE PLAN.


                      REPORT TO BE PRESENTED AT THE MEETING

         At the meeting, the Company's Fiscal 1997 report will be presented to shareholders for the year ended January 31, 1998. This report contains financial statements and the report of Ernst & Young LLP, independent auditors, with respect to such financial statements. It is anticipated that representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if such representatives so desire. The Fiscal 1997 report is not to be regarded as proxy soliciting material and Management does not intend to ask, suggest or solicit any action from the shareholders with respect to such report.


                         COST OF SOLICITATION OF PROXIES

         The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Representatives of the Company may solicit proxies by mail, telegram, telephone, or personal interview.


                              SHAREHOLDER PROPOSALS

         Each year the Board of Directors submits its nominations for election of directors at the Annual Meeting of Shareholders. Other proposals may be submitted by the Board of Directors of the shareholders for inclusion in the Proxy Statement for action at the Annual Meeting. Any proposal submitted by a shareholder for inclusion in the Proxy Statement for the Annual Meeting of Shareholders to be held in 1999 must be received by the Company (addressed to the attention of the Secretary) on or before January 4, 1999. To be submitted at the meeting, any such proposal must be a proper subject for shareholder action under the laws of the State of Ohio, and must otherwise conform to applicable requirements of the Proxy Rules of the Securities and Exchange Commission.

                                  OTHER MATTERS

         The only business which the management intends to present at the meeting consists of the matters set forth in this statement. Management knows of no other matters to be brought before the meeting by any other person or group. If any other matter should properly come before the meeting, the proxy enclosed confers upon the persons designated herein authority to vote thereon in their discretion.

         THE COMPANY'S FISCAL 1997 REPORT, INCLUDING FINANCIAL STATEMENTS, WAS FURNISHED TO SHAREHOLDERS PRIOR TO OR CONCURRENTLY WITH THE MAILING OF THIS PROXY STATEMENT. EXTRA COPIES OF THE ANNUAL REPORT AND COPIES OF THE COMPANY'S REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE UPON REQUEST, DIRECTED TO LAURA A. WEIL, CHIEF FINANCIAL OFFICER OF THE COMPANY, AT 150 THORN HILL DRIVE, WARRENDALE, PENNSYLVANIA 15086-7528.

                                   APPENDIX A

                         AMERICAN EAGLE OUTFITTERS, INC.
                            MANAGEMENT INCENTIVE PLAN


1.       NAME

         The American Eagle Outfitters, Inc. Management Incentive Plan (the "Plan").

2.       PURPOSE

         The Plan is designed to (i) assist American Eagle Outfitters, Inc. in attracting, retaining and motivating employees, (ii) align Participants' interests with those of the Company's stockholders and (iii) qualify compensation paid to Participants who are "covered employees" as "other performance-based compensation" within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor statute of similar import.

3.       DEFINITIONS

         "Award" means a payment subject to the provisions of the Plan.

         "Base Salary" means as to a Performance Period, a Participant's actual gross salary rate in effect on the Determination Date. Such salary shall be before (1) deductions for taxes and benefits, and (2) deferrals of salary pursuant to Company-sponsored plans, and excluding any vehicle, housing or similar allowances.

         "Beneficiary" means the person or persons entitled to receive the interest of a Participant in the event of the Participant's death.

         "Board" means the Board of Directors of American Eagle Outfitters, Inc., an Ohio corporation.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute of similar import.

         "Committee" means the Compensation and Stock Option Committee of the Board, which shall consist of not less than three (3) members of the Board each of whom is a "disinterested person" as defined in Securities and Exchange Commission Rule 16b-3(c)(2)(i), or as such term may be defined in any successor regulation under Section 16 of the Securities Exchange Act of 1934, as amended. In addition, each member of the Committee shall be an outside director within the meaning of Section 162(m) of the Code.

         "Common Stock" means the common stock of American Eagle Outfitters, Inc., an Ohio corporation, its successors and assigns.

         "Company" means American Eagle Outfitters, Inc., an Ohio corporation, its successors and assigns and any corporation which shall acquire substantially all its assets. In addition, Company shall include any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

         "Conditional Payment" means prepaying an Award before the date of current payment in section 6.2 and subjects the prepayment (or a portion thereof) to possible return to the Company.



                                    Page A-1

         "Covered Officers" means those Participants who the Committee will identify, not later than 90 days after the beginning of each Performance Period, whose compensation for that period is anticipated to be affected by the Section 162(m) limitation on the deductibility of compensation.

         "Determination Date" means as to a Performance Period: (1) the first day of the Performance Period, or (2) such other date set by the Committee provided such date will not jeopardize the Plan's Award to a Covered Officer as performance-based compensation under Section 162(m) of the Code.

         "Eligible Position" means an employment position with the Company which provides the employee in the position the opportunity to participate in the Plan. The Committee or its designee determines Eligible Positions.

         "Fiscal Year" means a fiscal year of the Company (currently comprised of a 52/53 week fiscal year which ends on the Saturday nearest to January 31).

         "Participant" means a key associate of the Company who has been approved for participation in the Plan by the Committee (or its designee) or a key associate of a partnership designated by the Committee which the Company maintains 50% or more profit sharing, loss sharing and ownership of capital interests or a key associate of a limited liability company in which the Company maintains a 50% or more ownership interest.

         "Performance Period" means the Fiscal Year except in the following cases: (1) the associate's service period within a Fiscal Year in the case of a new hire or promoted associate; or (2) a period of service determined at the discretion of the Committee (or its designee in the case of associates who are not Covered Officers).

4.       ELIGIBILITY AND PARTICIPATION

         4.1 Approval. Each key associate of the Company who is approved for participation in the Plan by the Committee (or under the authority conveyed by the Committee) shall be a Participant as of the date designated. Written notice of such approval shall be given to each key associate so approved following the date of approval.

         4.2 Termination of Approval. The Committee may withdraw its approval for participation for a Participant at any time. In the event of such withdrawal, the key associate concerned shall cease to be an active Participant as of the date selected by the Committee and the key associate shall be notified of such withdrawal as soon as practicable following such action.

         4.3 Notification. In general, it is expected that key associates who are to be Participants for a Performance Period shall be notified of that fact before the beginning of the Performance Period. However, the Plan reserves the right to include associates without prior notification.

         4.4      Transfers In, Out of and Between Eligible Positions.

         (1) A key associate may be approved for participation during a portion of a Fiscal Year.

                  (a) With respect to associates that are not Covered Officers, an associate newly hired or transferred into an Eligible Position shall have his/her participation prorated during the first Fiscal Year provided employment or transfer occurs at least two months prior to the end of the Fiscal Year.

                  (b) An associate (other than a Covered Officer) transferred out of an Eligible Position may receive a prorated Award at the discretion of the Committee provided he/she served in the Eligible Position for at least two full months during the Fiscal Year.



                                    Page A-2

                  (c) With respect to Covered Officers approved for participation during a portion of a Fiscal Year, see
                           Section 5.3 as it would relate to Performance Periods that are not equivalent to a Fiscal Year.

         (2) Participants (which are not Covered Officers) transferring between Eligible Positions having different Award formulas will receive Awards prorated to months served in each Eligible Position. For Covered Officers transferring between Eligible Positions, Section 5.3 shall apply to each respective Performance Period applicable to the particular position.

         4.5 Termination of Employment. Unless otherwise determined by the Committee (or its designee in the case of Participants who are not Covered Officers), or in the case of amounts accumulated in the various accounts under
Section 6.4 of this Plan or as required by applicable law, no payment pursuant to this Plan shall be made to a Participant unless the Participant is employed by the Company on the day on which payments determined under section 6.2 are in fact made (or would have been made if a deferred payment election under section
6.4.1 had not been executed). The Committee shall have the discretion not to make or to reduce an Award for a Plan Year for a Participant whose employment with the Company terminated during the Plan Year due to retirement, disability, or death.

5.       DETERMINATION OF AWARDS

         5.1 In addition to Section 4.5, Awards will vest solely on account of: (1) the attainment of one or more preestablished performance goals/targets and (2) the certification described in Section 5.6.

         5.2 With respect to Awards for Covered Officers, the material terms of the performance goal(s) must be disclosed to, and subsequently approved by, the stockholders before the payout is executed, unless they conform to one or any combination of the following goals/targets:

         (a) Income (loss) per common share from continuing operations as disclosed in the Company's annual report to stockholders for a particular Fiscal Year; or

         (b) Income (loss) per common share from income as disclosed in the Company's annual report to stockholders for a particular Fiscal Year; or

         (c) Income (loss) per common share or income (loss) per common share from continuing operations excluding (i) extraordinary charge(s); and/or
(ii) any accruals for restructuring programs, merger integration costs, or merger transaction costs; and/or (iii) other unusual or infrequent items (whether gains or losses) as defined by generally accepted accounting principles
(GAAP) which are disclosed as a separate component of income or loss on the face of the income statement or as may be disclosed in the notes to the financial statements (hereinafter "EPS"); or

         (d) Ratio of (i) operating profit, or other objective and specific income (loss) category results to (ii) average common shares outstanding. Adjustments to (i) in this paragraph may be made at the time of the goal/target establishment by the Committee in its discretion; or

         (e) Any of items (a), (b), (c) or (d) on a diluted basis as described in Statement of Financial Accounting Standards No. 128 including official interpretations or amendments thereof which may be issued from time to time as long as such interpretations or amendments are utilized on the face of the income statement or in the notes to the financial statements disclosed in the Company's annual report to stockholders; or

         (f)      Common Stock price; or

         (g) Total stockholder return expressed on a dollar or percentage basis as is customarily disclosed in the proxy statement accompanying the notice of annual meetings of stockholders; or



                                    Page A-3

         (h) Income (loss) (i) from continuing operations before extraordinary charge(s), or (ii) before extraordinary charge (s), or (iii) net, as the case may be, adjusted to remove the effect of any accruals for restructuring programs or other unusual or infrequent items as defined by generally accepted accounting principles (GAAP) disclosed as a separate component of income on the face of the income statement or in the notes to the financial statements; or

         (i)      Net income; or

         (j) Percentage increase in comparable store sales as disclosed in the Company's annual report; or

         (k) Any of items (a) through (j) above with respect to any subsidiary, affiliate, business unit or business group of the Company whether or not such information is included in the Company's annual report to stockholders, proxy statement or notice of annual meeting of stockholders; or

         (l) Any of items (a) through (j) above with respect to a Performance Period whether or not such information is included in the Company's annual report to stockholders, proxy statement or notice of annual meetings of stockholders; or

         (m) Total Stockholder Return Ranking Position meaning the relative placement of the Company's Total Stockholder Return compared to those publicly held companies in the company's peer group as established by the Committee prior to the beginning of a vesting period or such later date as permitted under the Code. The peer group shall be comprised of not less than six (6) companies, including the Company.

With respect to items (a), (b), (c) and (d) above, other terminology may be used for "income (loss) per common share" (such as "Basic EPS", "earnings per common share", "diluted EPS", or "earnings per common share-assuming dilution") as contemplated by Statement of Financial Accounting Standards No. 128.

         5.3 Prior to the completion of 25% of the Performance Period or such earlier date as required under Section 162(m) of the Code, the Committee shall in its sole discretion, for each such Performance Period determine and establish in writing a performance goal or performance goals (in accordance with Section 5.2) applicable to the Performance Period to any Covered Officer. Within the same period of time, the Committee (or its designee) for each such Performance Period shall determine and establish in writing the performance goal(s) applicable to the Performance Period for Participants who are not Covered Officers. Such preestablished performance goal(s) must state, in terms of an objective formula or standard, the method for computing the amount of the Award payable to the Participant if the goal(s) is (are) obtained. A formula or standard is objective if a third party having knowledge of the relevant performance results could calculate the amount to be paid to the Participant. The Committee may establish any number of Performance Periods, goals and Awards for any associate running concurrently, in whole or in part, provided, that in so doing the Committee does not jeopardize the Company's deduction for such Awards under Section 162(m) of the Code.

         5.4 On or prior to the date specified in Section 5.3, the Committee, in its sole discretion, shall either (i) assign each Participant a target Award expressed as a percentage of Base Salary or a whole dollar amount (for Covered Officers, Base Salary must be fixed prior to the establishment of performance goals applicable to a particular Performance Period) or (ii) establish a payout table or formula for purposes of determining the Award (if any) payable to each Participant. The Committee may authorize a designee to establish a payout table or formula for those Participants who are not Covered Officers.

Each payout table or formula: (a) shall be in writing; (b) shall be based on a comparison of actual performance to the performance goals; (c) may include a "floor" which is the level of achievement of the performance goal in which payout begins; and (d) shall provide for an actual Award equal to or less than the Participant's target Award, depending on the extent to which actual performance approached or reached the performance goal(s).


                                    Page A-4

         5.5 After the end of each Performance Period or such earlier date if the performance goal(s)/target(s) are achieved, the Committee shall certify in writing, prior to the unconditional payment of any Award, that the performance goal(s)/target(s) for the Performance Period were satisfied and to what extent they were satisfied. The Committee (or its designee) shall determine the actual Award for each Participant based on the payout table/formula established in section 5.4, as the case may be.

         5.6 The Committee, in its discretion, may cancel or decrease an Award, but with respect to Covered Officers, may not under any circumstances increase such Award.

         5.7 Any other provision of the Plan notwithstanding, the maximum aggregate Award a Participant may earn for a particular Fiscal Year is $3,000,000.

6.       PAYMENT OF INCENTIVE AWARDS

         6.1 In General. Once an Award has vested and the amount thereof determined, payment of the Award (or the portion thereof not deferred under section 6.4) shall be made pursuant to section 6.2 or, if properly and timely elected, shall be deferred in accordance with section 6.4.

         6.2 Current Payment. A Participant's Award for a Performance Period, which is not deferred in accordance with the provisions of Section 6.4 hereof, and a Participant's Award, whether or not he/she elected deferred payment thereof, for the Fiscal Year in which his/her employment terminates, shall be paid in cash to the Participant, or his/her Beneficiary in the event of his/her death, between the date on which certification by the Committee was made in accordance with section 5.6 and the 75th day (inclusive) following the end of the Performance Period. Should the Committee elect to postpone the payments for any reason, the Committee may, in its discretion, also elect to pay interest at a reasonable rate (consistent with Section 162(m) of the Code) for period between the 75th day following the end of the Performance Period and the day on which the payments are in fact made.

         6.3 Conditional Payment. The Committee may authorize a Conditional Payment of a Participant's Award based upon the Committee's good faith determination. The Conditional Payment, at the discretion of the Committee (or, except for Covered Officers, under authority granted to its designee) may be discounted to reasonably reflect the time value of money for the prepayment. Conditional Payments to Covered Officers shall only be made in circumstances where the Covered Officer's compensation deduction will not be jeopardized under
Section 162(m) of the Code. The amount of the Conditional Payment that will be returned to the Company is equal to the Conditional Payment less the Award payment that has vested, if any. For example, if the floor (see Section 5.4) was not attained for the performance goal or target for the Performance Period, all of the Conditional Payment made for that Performance Period to the Participant must be returned to the Company. Return of all or a portion of the Conditional Payment shall be made reasonably soon after it is determined the extent to which the performance goal or target was not achieved.

         6.4      Deferred Payment.

         6.4.1 Election. Before the first day of each Performance Period (or such other date as permissible to properly defer the Award for income tax purposes), a Participant may irrevocably elect in writing to have a part or all of an Award for the year under the Plan deferred (but not less than $10,000). Such deferred payment shall be credited to a bookkeeping reserve account which shall be established for the Participant and set up on the books of the Company and known as his/her "Interest Account".

         6.4.2 Credits To Interest Account. When a Participant has elected to have a part or all of his/her Award credited to an "Interest Account", the unpaid balance in such account shall be credited with a simple annual interest equivalent, as follows: As of the May 1 next following the Fiscal Year for which the deferred Award was made, such Award shall become part of the unpaid balance of such Interest Account. Such Interest Account shall be credited on April 30 of each year with an amount equal to interest on the unpaid balance of such account from time to time outstanding during the year ending on such April 30 at the rate determined by adding together the Three-month Treasury Bill rate on the last



                                    Page A-5
banking day prior to the beginning of such year and the Three-month Treasury Bill rate in effect on the last banking days of each of the calendar months of May through March of such year and dividing such total by 12. In the event that the interest Account shall be terminated for any reason prior to April 30 of any year, such account shall upon such termination date be credited with an amount equal to interest at the average Three-month Treasury Bill rate determined as aforesaid on the unpaid balance from time to time outstanding during that portion of such year prior to the date of termination.

         6.4.3 Alternate Deferral Plans. The Committee, at its discretion, may provide alternate deferral plans of which Awards under this Plan may be included.

         6.4.4 Trust Deposits. The Committee, at its discretion, may establish an irrevocable trust in which the assets of the trust are subject to the general creditors of the Company. Such trust may upon the occurrence of certain events, as determined by the Committee, receive assets equal to the value of all participants Interest Accounts on the date of the event.

         6.4.5 Distribution Upon Termination of Employment. Upon termination of a Participant's employment with the Company for any reason, the Participant, or his/her Beneficiary in the event of his/her death, shall be entitled to payment of the entire Interest Account in ten annual installment payments. The amount accumulated in such Participant's Interest Account shall be distributed as hereinafter provided. The Interest Account shall be paid in cash as follows: (a) The first annual payment shall be made no earlier than the thirtieth day following the date of termination of employment, and shall be in an amount equal to the value of one-tenth (1/10th) of the total amount credited to the Participant's Interest Account as of the end of the month immediately preceding the date of termination; (b) A second annual payment shall be made no earlier than the first day of the Fiscal Year following the year during which the first anniversary of the date of termination of employment occurs, and shall be in an amount equal to the value of 1/9th of the amount credited (which includes accumulated interest) to the Participant's Interest Account as of January I next following the first anniversary of the termination of employment; and (c) Each succeeding installment payment shall be determined in a similar manner, i.e., the fraction of Participant's Interest Account balance to be paid out shall increase each year to 1/8, 1/7, etc., until the tenth installment which shall equal the then remaining balance of the account. The annual installment payments are intended to qualify the deferred compensation portion of this Plan under Chapter 4 of Title 4, United States Code, Section 114(b)(1)(I).

         6.4.6 Distribution In Event Of Financial Emergency. If requested by a Participant while in the employ of the Company and if the Committee (or in the case of Participants who are not Covered Officers, its designee) determines that a financial emergency has occurred in the financial affairs of the Participant, the Interest Account of the Participant on the date the Participant makes the request may be paid out at the sole discretion of the Committee (or its designee) in the same manner it would have been paid out had the Participant terminated his employment with the Company on the date of such request. In the event of a payout due to a financial emergency, a second Interest Account shall be established for the Participant and any Awards made to the Participant thereafter shall be credited to this second Interest Account. The Participant's rights to the second Interest Account shall be the same as his/her rights to the initial Interest Account.

         6.4.7 Acceleration Of Payment. Notwithstanding the provisions in Item
6.4.5 and 6.4.6, if the amount remaining in a Participant's Interest Account at any time is less than $50,000, or in the event of a financial emergency (including death or disability) occurring in the personal affairs of the Participant, or his/her Beneficiary in case of his/her death, during the payout period, the Committee may elect to accelerate the payout thereafter of the Participant's Interest Account.

         6.4.8 Beneficiary Designation. A Participant may designate a Beneficiary who is to receive, upon his/her death or disability, the distributions that otherwise would have been paid to him/her. All designations shall be in writing and shall be effective only if and when delivered to the Secretary of the Company during the lifetime of the Participant. If a Participant designates a Beneficiary without providing in the designation that the Beneficiary must be living at the time, of each distribution, the designation shall vest in the Beneficiary all of the distribution whether payable before or



                                    Page A-6
after the Beneficiary's death, and any distributions remaining upon the Beneficiary's death shall be made to the Beneficiary's estate. A Participant may from time to time during his lifetime change his Beneficiary by a written instrument delivered to the Secretary of the Company. In the event a Participant shall not designate a Beneficiary as aforesaid, or if for any reasons such designation shall be ineffective, in whole or in part, the distribution that otherwise would have been paid to such Participant shall be paid to his estate and in such event the term "Beneficiary" shall include his estate.

         6.5 Successors. All obligations under the Plan shall be binding upon and inure to the benefit of any successor of the Company, whether such successor is the result of a direct or indirect purchase of all or substantially all of the business and assets of the Company or a merger, consolidation, or reorganization, or otherwise.

7.       RIGHTS OF PARTICIPANTS

         No Participant or Beneficiary shall have any interest in any fund or in any specific asset or assets of the Company by reason of any account under the Plan. It is intended that the Company has merely a contractual obligation to make payments when due hereunder and it is not intended that the Company hold any funds in reserve or trust to secure payments hereunder. No Participant may assign, pledge, or encumber his/her interest under the Plan, or any part thereof, except that a Participant may designate a Beneficiary as provided herein. Nothing contained in this Plan shall be construed to: (a) give any associate or Participant any right to receive any Award other than in the sole discretion of the Committee; or (b) give a Participant any rights whatsoever with respect to share(s) of Common Stock of the Company.

8.       NO EMPLOYEE RIGHTS

         Nothing in the Plan or participation in the Plan shall confer upon any Participant the right to be employed by the Company or to continue in the employ of the Company, nor shall anything in the Plan, or participation in the Plan amend, alter or otherwise affect any rights or terms of employment or other benefits arising from that employment.

9.       ADMINISTRATION

         The Plan shall be administered by the Committee. The Committee may, from time to time, establish guidelines for the implementation and administration of the Plan that are not inconsistent with the provisions of the Plan.

10.      AMENDMENT OR TERMINATION

         The Committee may modify or amend, in whole or in part, any or all of the provisions of the Plan, except as to those terms or provisions that are required by Section 162(m) of the Code to be approved by the stockholders, or suspend or terminate it entirely; provided, however, that no such modifications, amendment, or suspension or termination may, without the consent of the Participant, or his Beneficiary in the case of his/her death, reduce the right of a Participant, or his/her Beneficiary, as the case may be, to any Award due and payable under the Plan at the time of such modification, amendment, or suspension or termination.

11.      TAX WITHHOLDING

         The Company shall have the right to deduct from all Awards any federal, state, or local taxes or other withholding amounts required by law or valid court order to be withheld with respect to such cash payments.

12.      EFFECTIVE DATE

         The Plan shall be effective as of February 1, 1998, subject to approval and modification by the Company's stockholders no later than October 31, 1998.




                                    Page A-7

                    PROXY -- AMERICAN EAGLE OUTFITTERS, INC.

          The undersigned shareholder of American Eagle Outfitters, Inc. hereby appoints Laura A. Weil and Dale E. Clifton, or any one of them, as attorneys and proxies with full power of substitution to vote all of the shares of Common Stock of American Eagle Outfitters, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of American Eagle Outfitters, Inc. to be held at the Waldorf Astoria Hotel, 801 Park Avenue, New York, New York on Wednesday, June 3, 1998, and at any adjournment or adjournments thereof as follows:

          1. ELECTION OF DIRECTORS.

                   [ ] FOR all nominees listed below                  [ ] WITHHOLD AUTHORITY
                     (except as marked to the contrary below).          to vote for all nominees listed below.

          (INSTRUCTIONS: Do not check "WITHHOLD AUTHORITY" to vote for only certain individual nominees. To withhold authority to vote for any individual nominee, strike a line through the nominee's name below and check "FOR").

                  Ari Deshe  Jon P. Diamond  Martin P. Doolan  Gilbert W.
                    Harrison  Michael G. Jesselson  Thomas R. Ketteler
                 George Kolber  John L. Marakas  Jay L. Schottenstein  Saul
                    Schottenstein  David W. Thompson  Gerald E. Wedren

          2. The approval and a adoption of the Company's Management Incentive Plan described in the accompanying Proxy Statement.

                           [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

          3. In their discretion to vote upon such other matters as may properly come before the meeting.

                                                       (Continued on Other Side)

          (Continued from Other Side)

          IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF
               DIRECTORS AND FOR APPROVAL OF THE MANAGEMENT INCENTIVE PLAN.

             Please sign and date this Proxy below and return in the enclosed envelope.

                                              Date:                       , 1998
                                                 -------------------------------

                                              ----------------------------------
                                                         (Signature)

                                              ----------------------------------
                                                         (Signature)

                                              Signature(s) shall agree with the
                                              name(s) printed on this proxy.

                                              If signing as attorney, executor,
                                              administrator, trustee or
                                              guardian, please give your full
                                              title as such.

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                   Proxy Card